Exhibit 99.1

1 It’s All About Helping People® Tuesday, November 20, 2007 Nasdaq: LHCG

2 Welcome, Eric Elliott Vice President / Investor Relations

3 LHC Group Video

4 Introduction, Eric Elliott Vice President / Investor Relations

5 Opening Remarks, Company Overview, Introductions Keith Myers, Chairman & Chief Executive Officer

6 Operational Overview John Indest, President & Chief Operations Officer

7 Certain matters discussed in this presentation constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements may be identified by words such as “believe,” “expect,” “anticipate,” “intend,” “estimate” or similar expressions.  Forward-looking statements involve a number of risks and uncertainties and there can be no assurance that any forward-looking statements will prove to be accurate.  Important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements include: changes in reimbursement, changes in government regulations, changes in our relationships with referral sources, increased competition for our services, increased competition for joint venture and acquisition candidates and changes in the interpretation of government regulations.  LHC Group undertakes no obligation to update or revise any forward-looking statements. Further information regarding risks, uncertainties and other factors that could adversely affect LHC Group or cause actual results to differ materially from those anticipated in forward-looking statements are included in LHC Group’s Form 10K for the year ended December 31, 2006, filed with the Securities and Exchange Commission. Forward Looking Statements

8 Founded in 1994 Approximately 82% of revenue from Medicare (1) Breakdown of current operating segments Home Nursing services – 81% of net service revenues (1) Facility-based services – 19% of net service revenues (1) 172 service locations Focused in non-urban markets 3,000 full-time employees, 1,400 part-time employees (1) Based on the nine months ended September 30, 2007.Company Overview

9 Over 60,000 + post acute patients served annually  Patient population  Mean age 77 Median age  79 Cost effective healthcare for the elderly and disabled Less than $50 per day in home service
Company Overview (cont.)

10 Experienced Management Team Average number of years with LHC Group Average number of years industry experience 7 16 47 Average Age

11 Senior Management Keith Myers  Chief Executive Officer  Board Chairman John Indest  President and Chief Operating Officer  Board Secretary Daryl Doise  Senior Vice President Acquisitions &Market Development Don Stelly  Senior Vice President of Operations   Richard MacMillan  Senior Vice President and General Counsel Pete Roman  Senior Vice President and Chief  Financial Officer

Distinguished Board of Directors



Senator John Breaux
- 3 term U.S. Senator
- 7 term Louisiana State Rep.



Congressman Billy Tauzin
- Lead Independent Director
- Chairman: Governance and Nominating Committee
- 12 term U.S. Congressman



Mr. Dan Wilford
- Governance & Nominating Committee
- Former President & CEO of Memorial Hermann Health System
- Co-founder of VHA



Ms. Monica Azare
- Compensation Committee
- Sr. Vice President – Public Policy & Government Affairs for Verizon Communications



Mr. Ted Hoyt
- Chairman: Compensation Committee
- Audit Committee
- Former IRS tax attorney



Mr. Ron Nixon
- Governance & Nominating Committee
- Audit Committee
- Founder of The Catalyst Group



Mr. George Lewis
- Chairman: Audit Committee
- -CPA; Founding Partner – Broussard, Poche, Lewis, & Breaux, LLC

13 Industry Overview Home Nursing

14 Aging U.S. population with higher incidence of chronic illness Patient preference for less restrictive care settings Payor preference for cost-effective care / treatment settings Incentives for hospitals to discharge patients earlier Source:  U.S. Census Bureau Industry Growth Drivers (In Millions)

15 Approximate data from CMS, MedPAC & National Association for Home Care & Hospice Rural Not-for-profit free-standing agencies For-profit free-standing agencies Fragmented Home Nursing Industry Rural MSA Hospital-based agencies Not-for-profit free-standing agencies For-profit free-standing agencies Government/Other agencies

16 Growth Strategy

17 Growth Strategy Continued focus on providing high quality clinical care for post acute patients  Continued provision of efficient health care to the patients we serve in post acute settings  Continued focus upon same store growth  Continued focus upon strategic and fairly valued acquisitions  Continued development of denovo locations to extend geographic and demographic reach

18 Growth Strategy continued Denovo strategy Develop 30 locations in 2008 Acquisition strategy Focus on Multi-site free-standing agencies Focus on Hospital-based agencies with significant upside potential Organic growth strategy Recruit and retain most qualified employees Expand breadth of services in existing markets

19 8 14 59 27 11 5 7 8 22 1 172 Current Locations 10

2085665038102132172Growth in Locations

21Growth in 2007 - AcquisitionsAcquired 22 locations year-to-date in 2007

23Growth in 2007 – Denovo LocationsDeveloped 21 locations year-to-date in 2007

24Growth in 2007 – Denovo LocationsDeveloped 21 locations year-to-date in 2007

25 Financial Overview, Peter Roman Senior Vice President & Chief Financial Officer

26 Typical agency has $1-$2 million in revenues and has approximately 15% to 20% contribution margin serving approximately 150 patients after maturing  Organic growth of 10% or greater  Typical acquisition size:  $1.0 to $3.0mm   Developing new agencies to extend geographic and demographic reach: Costs are minimal, all through P&L Breakeven at 40 to 50 patients Agency Economics

27$58.6$70.6$77.5$64.7$68.7Revenue By Quarter

28Home Based Organic Growth

29$10.1($ in Millions)$9.0$10.2$9.1$10.3EBITDA By Quarter

31Margin Trends

33$25 million undrawn revolving credit facilitySignificant Financial Flexibility

36 Key Note Speaker Honorable John BreauxFormer U.S. Senator LHC Group Director Governance & Nominating Committee

38 Closing Remarks, Keith Myers Chief Executive Officer Slide: 39 Title: Reception  Slide:      40 SubTitle: It’s All About Helping People®  Nasdaq: LHCG

Reception

It’s All About Helping People® Tuesday, November 20, 2007 Nasdaq: LHCG